                                  EXHIBIT 23.4

                           Consent of Fanning & Karrh

INDEPENDENT AUDITORS' CONSENT

We consent to the use of our auditors' report, dated January 23, 1998 (except for Note 6 as to which the date is May 7, 1998 and for Note 17 as to which the date is August 27, 1998), included in Channel Islands Bank and Americorp Joint Proxy/Prospectus Statement and to the reference to our firm under the heading of "Experts" in the Joint Proxy/Prospectus Statement.


/s/ FANNING & KARRH
-------------------
Fanning & Karrh

Ventura, California
September 11, 1998